EXHIBIT 10.1

SUBLEASE AGREEMENT

THIS AGREEMENT, made as of the_ day of January, 2024 (the “Effective Date”), between SENTINEL BENEFITS GROUP, LLC, a Delaware limited liability company (“SBG LLC”), and SENTINEL BENEFITS GROUP, INC., a Massachusetts corporation (“SBG Corp.”, and together with, SBG LLC hereinafter referred to as the “Sublessor”), having an address at 100 Quannapowitt Parkway, Wakefield, MA 01880, and DATA STORAGE CORPORATION, a corporation duly organized and validly existing under the laws of the State of Nevada and authorized to transact business in the State of New York (hereinafter referred to as the “Sublessee”), having an address at 48 South Service Road,
Suite 203, Melville, NY 11747.

WITNESSETH:

WHEREAS, FAIRFIELD 225 BROADHOLLOW LLC, a New York limited liability company (“Prime Lessor”), as landlord, leased to Sublessor, as tenant, pursuant to a certain Agreement of Lease dated as of May 23rd, 2018 (the “Prime Lease”), certain premises located on the third (3rd) floor and described as Suite 307, in the building having a street address at 225 Broadhollow Road, Melville, New York 11747 (the “Building”), as more particularly described in the Prime Lease, and as shown on the floor plan attached to the Prime Lease as Exhibit A (the “Premises”);

WHEREAS, Sublessee desires to sublease the entire Premises from Sublessor.

NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, Sublessor and Sublessee stipulate, covenant and agree as follows:

Sublease

Area:                 I. Sublessor does hereby sublease to Sublessee the entire Premises.

Term:               2. The term of this sublease (“Sublease”) shall commence on April 1st, 2024, or such later date if the consent of Prime Lessor is not obtained by said date (the “Sublease

Commencement Date”), and shall expire on October 30th, 2029 (the “Sublease Expiration

Date”) at 5P.M. EST, unless the term shall sooner terminate pursuant to any terms, covenants conditions of this Sublease or pursuant to law. Without triggering the Sublease Commencement Date, Sublessee and its approved vendors shall have the right to enter the Premises at least four weeks prior to the Sublease Commencement Date for Sublessee and its approved vendors to access the Premises (“Sublessee’s Early Entry Period”), for the purpose of taking field measurements, painting, installation of Sublessee’s office furniture and related personal property, preparing plans and specifications, and installation of Sublessee’s telephone and computer cabling, wiring and related equipment. If Sublessee (and/or its vendors) shall enter upon the Premises or any other part of the Building during Sublessee’s Early Entry Period for such purposes, Sublessee shall indemnify and save Sublessor and Prime Lessor harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof, and including all costs of repairing any damage to the Premises or the Building or the appurtenances (collectively, “Losses”) arising from or claimed to arise as a result of (i) any act, neglect or failure to act of Sublessee or anyone entering the Premises or the Building with Sublessee’s permission (including its vendors), or (ii) any other reason whatsoever arising out of Sublessee’s (and/or its vendors’) entry upon the Premises or the Building. Such access to the Premises by Sublessee (and/or its vendors) prior to the Sublease Commencement Date shall otherwise be subject to all of the terms of this Lease, including, without limitation, Article 14 and Article 15 hereof (other than the obligation to pay Rent and Additional Rent).

Uses:                 3. Sublessee shall use and occupy the Premises for the uses set forth in Article 3 of the Prime Lease only and for no other purpose.

Rent and Additional

Rent:                4. (a)         Commencing as of the Sublease Commencement Date (the “Rent Commencement Date”), Sublessee shall pay Sublessor the annual minimum rent (the “Rent”) of One Hundred Forty-Three Thousand One Hundred Seventy-Three and 00/100 ($143,173.00) Dollars, payable in monthly installments of Eleven Thousand Nine Hundred Thirty-One and 08/100 ($11,931.08) Dollars. If the Rent Commencement Date shall fall on a date other than the first of a month, the Rent for such month shall be prorated. The Rent shall increase by three and one-half of one (3.50%) percent per annum on the first anniversary of the Sublease Commencement Date and each anniversary thereafter during the term of this Sublease. Notwithstanding the provisions this Paragraph 4(a), provided this Sublease remains in full force and effect, the Rent shall be abated for the period commencing on the Sublease Commencement Date and ending on the date that is six (6) months thereafter (the “Free Rent Period”).

(b)        Rent payments shall be made payable to Sublessor, or such other place as Sublessor may designate.

(c)        It is acknowledged and agreed that Sublessee shall have no obligation to pay Sublessor or Prime Lessor as additional rent or otherwise for any sums (i) due and owing from Sublessor to Prime Lessor at the time of the Sublease Commencement Date which accrued prior to the Sublease Commencement Date, (ii) due Prime Lessor on account of Tenant’s Proportionate Share of Real Estate Taxes (as such term is defined in the Prime Lease) during the term of the Prime Lease, (iii) due Prime Lessor on account of the Electric Charge (as such term is defined in the Prime Lease), (iv) due as the result of this Sublease, or (v) due as the result of a default of Sublessor under the Prime Lease (provided such default is not the result of, arising from or relating to a default by Sublessee hereunder), including damages as set forth under Article 18 of the Prime Lease and sums due Prime Lessor under Article 19 of the Prime Lease. Sublessee shall have no obligation to pay Prime Lessor for any difference in rent between that paid to Sublessor by Sublessee and that due and owing Prime Lessor from Sublessor under the Prime Lease.

(d)       Sublessee shall be responsible to pay for (i) sums due on account of overtime and extended for air-conditioning/cooling or ventilation (see Article 29 of Prime Lease), (ii) its own insurance as required under the Prime Lease, (ii) any repairs required to be made by Sublessee pursuant to the Prime Lease (other than those repairs which have been necessitated by the gross negligence or willful misconduct of Sublessor, and its agents, employees and/or authorized contractors), and (iv) extra charges for water consumption or cleaning services as set forth in the Prime Lease. All such payments shall be due and payable within ten (10) days after written demand therefor which demand shall include a written explanation of the payment so demanded including relevant documentation in support of such explanation.

Preparation for

Occupancy: 5. Sublessee has inspected the Premises, and agrees, except as expressly set forth herein, to accept the Premises in its “AS IS” state and-condition as of the Effective Date hereof and without any representation or warranty, express or implied, in fact or by law. Notwithstanding the foregoing, Sublessor agrees to, at its sole cost and expense, prior to the Sublease Commencement Date, remove all existing copiers, mail machines and/or leased equipment of Sublessor located at the Premises (the “Removal Items”). Except as expressly set forth herein, Sublessor makes no representation or warranty, express or implied, in fact or law, to Sublessee, as to the state and condition of the Premises. Notwithstanding the foregoing, on or prior to the Sublease Commencement Date, Sublessor shall deliver possession of the Premises to Sublessee vacant and broom clean, except for the FF&E (as hereinafter defined). Sublessor hereby acknowledges and agrees that Prime Lessor, or its construction affiliate, will be performing certain tenant improvement work to the Premises during Sublessee’s Early Entry Period to ready the Premises for Sublessee’s initial use and occupancy as shown on Schedule 2 attached hereto and made a part hereof (“Sublessee’s Initial Work”).

The Prime

Lease: 6.               (a)            Sublessor represents to its actual knowledge that as of the Effective Date:

(i)       a true and complete copy of the Prime Lease is attached hereto as Exhibit B, and same has been provided to Sublessee,

(ii)      the Prime Lease is in full force and effect,

(iii)     Sublessor has not received any written notice of default under the Prime Lease, nor has Sublessor delivered written notice to Prime Lessor to Prime Lessor that it is in default of any of its obligations under the Prime Lease.

(b)          This Sublease is subject to all of the terms of the Prime Lease with the same force and effect as if both were fully set forth herein at length, excepting only as otherwise specifically provided for herein. In the event any provision of the Prime Lease conflicts with or is inconsistent with any of the provisions of this Sublease, the provisions of the Prime Lease shall prevail. All of the terms with which Sublessor is bound to comply under the Prime Lease shall, except as otherwise specifically provided for herein, be binding upon Sublessee. All of the duties, obligations and requirements owed by Sublessor to the Prime Lessor under the Prime Lease after the Sublease Commencement Date are owed to Sublessor by Sublessee, which shall timely perform and observe the same as if expressly set forth herein. Except as provided hereinabove or elsewhere in this Sublease, and except such as by their nature or purport are inapplicable or inappropriate to the subleasing of the Premises pursuant to this Sublease or are inconsistent with any of the provisions of this Sublease, all of the terms, covenants, agreements, and conditions of the Prime Lease (including without limitation, those relating to late charges, holdover, and limitation on Landlord’s liability, (but specifically excluding renewal options, right of offer and right of first refusal)) are hereby incorporated in and made part of this Sublease with the same force and effect as though set forth at length herein. Without limiting the generality of the foregoing, Sublessor and Sublessee hereby acknowledges and agree that the following provisions of the Prime Lease are not incorporated in and made part of this Sublease: Section 2, Section 20, Section 21, Section 33, Section 35, Section 38 (fifth, seventh, tenth, eleventh and twelfth sentences thereof), Section 48, Section 49, Section 54(b) (subject to the final two (2) sentences of Paragraph 21 of this Sublease), Section 61, Section 62, Section 65(b) (second and third sentences thereof), Section 66, Section 67, Exhibit B and Exhibit C.

(c)           All remedies of Prime Lessor under the Prime Lease shall likewise accrue for the benefit of Sublessor hereunder. Sublessor shall not do or permit to be done anything which would constitute a material violation of any of the terms, conditions or provisions of the Prime Lease. Sublessee will not do or cause to be done or suffer or permit any act or thing to be done or suffered which would or might constitute a default under the Prime Lease or cause the Prime Lease or the rights of Sublessor as tenant thereunder to be terminated or which would or might cause Sublessor to become liable for any damages, costs, claims or penalties or would or might increase the Basic Rent or other charges or obligations of Sublessor as tenant under the Prime Lease, or would or might adversely affect or reduce any of Sublessor’s rights or benefits as tenant under the Prime Lease.

(d)          Whenever the approval or consent of Prime Lessor is required under any provision of the Prime Lease or this Sublease, Sublessee shall first be required to obtain and furnish to Sublessor the written approval or consent of Prime Lessor and then to obtain like approval or consent of Sublessor. Whenever Sublessor has agreed that a required approval or consent shall not be unreasonably withheld or delayed (whether in this Sublease or pursuant to any provision of the Prime Lease incorporated herein), Sublessor may reasonably withhold its approval or consent and/or it shall be deemed reasonable for Sublessor to withhold or delay its approval or consent if Prime Lessor shall have delayed or refused to give any approval or consent which may be requested of it.

Responsibility For

Premises: 7. Sublessee, at its cost and expense, shall keep the Premises in good order and repair, and shall assume the entire responsibility for the Premises to the extent imposed on Sublessor under the Sublease. In addition, Sublessee shall, upon any termination of this Sublease and at its expense, surrender the Premises in order and repair at least as good as existing at the Effective Date, reasonable wear and tear excepted. Notwithstanding anything contained to the contrary herein, the Consent (as hereinafter defined) shall contain Prime Lessor’s acknowledgement and agreement that neither Sublessor nor Sublessee shall be responsible for removing, repairing and/or restoring any portion of Sublessee’s Initial Work.

Signage: 8. Sublessee shall not place any signs or other advertisements of any character on the Premises without the prior written consent of Sublessor and Prime Lessor which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding same, Sublessor, at Sublessee’s cost and expense, consents to the Prime Lessor providing Sublessee with Tenant’s Interior Signage (as such term is defined in the Prime Lease) prior to the Sublease Commencement Date.

Quiet

Enjoyment: 9. (a) Sublessor covenants and agrees with Sublessee that upon Sublessee’s paying the Rent reserved in this Sublease and observing and performing all of the other obligations, terms, covenants and conditions of this Sublease on Sublessee’s part to be observed and performed, Sublessee may peaceably and quietly enjoy the Premises during the term hereof; provided, however, that this Sublease shall automatically terminate upon termination of the Prime Lease. Sublessee shall have no claim against Sublessor unless such termination was caused by the default of Sublessor in the performance of its obligations under the Prime Lease which obligations have not been assumed by Sublessee hereunder. Notwithstanding anything contained to the contrary herein, Sublessor shall not voluntarily terminate the Prime Lease except in the event of Prime Lessor’s continuing default thereunder.

Notices: 10. Any notices, approvals, demands or requests under this Sublease shall be in writing and shall be considered properly given when addressed as hereinafter provided and delivered in accordance with the Prime Lease. Any notice, approvals, demands or requests by Sublessor to Sublessee shall be addressed to Sublessee at the Premises, until otherwise directed in writing by Sublessee. Any notices, approvals, demands or requests by Sublessee to Sublessor shall be copied to Farrell Fritz, P.C., 400 RXR Plaza, Uniondale, NY 11556, Attn: Robert E. Sandler, Esq. Any notices, approvals, demands or requests by Sublessor to Sublessee shall be copied to Forchelli Deegan Terrana LLP, 333 Earle Ovington Boulevard, Suite 1010, Uniondale, New York 11530, Attn: Gregory S. Lisi, Esq.

Prime Lessor’s Responsibilities

11. Sublessor will use commercially reasonable efforts to enforce the Prime Lease for the benefit of Sublessee. Sublessee recognizes that Sublessor is not in a position to render any of the services or to perform any of the obligations required of Prime Lessor by the terms of the Prime Lease. Therefore, despite anything to the contrary in this Sublease, Sublessee agrees that performance by Sublessor of its obligations under this Sublease is conditioned on performance by the Prime Lessor of its corresponding obligations under the Prime Lease, and Sublessor will not be liable to Sublessee for any default of the Prime Lessor under the Prime Lease.

Sublessee will not have any claim against Sublessor based on the Prime Lessor’s failure or refusal to comply with any of the provisions of the Prime Lease unless that failure or refusal is a result of Sublessor’s act or failure to act (which is not a result of a breach or default by Sublessee hereunder). Sublessor, at Sublessee’s written request and at Sublessee’s sole cost and expense (including, but not limited to, payment of Sublessor’s attorney’s fees and disbursements), shall use commercially reasonable efforts to enforce all of its rights and remedies under the Prime Lease against Prime Lessor in the event of a failure of Prime Lessor to perform its express obligations under the Prime Lease; provided, however, notwithstanding the foregoing, Sublessor shall not be required or obligated to commence any litigation against Prime Lessor.

Broker: 12. Sublessor and Sublessee each warrants and represents to the other that it has dealt with no broker, real estate salesman, or person acting as broker or finder, in connection with this Sublease other than JLL (the “Broker”). Sublessor shall be responsible for the commissions of the Broker in accordance with the provisions of a separate agreement. Sublessor and Sublessee shall defend, indemnify and hold harmless each other of and from any and all claims, liabilities and/or damages which are based upon a claim by any other broker, person, firm or corporation for a brokerage commission and/or compensation by reason of having dealt with each respective party. The provisions hereof shall survive expiration or termination of this Sublease.

Binding and Entire

Agreement: 13. This Sublease shall be binding on the respective legal representatives, successors and permitted assigns of the parties. This Sublease contains the entire agreement of the parties with respect to the subject matter herein and may not be modified except by instrument in writing which is signed by both parties.

Insurance: 14. Sublessee shall provide and maintain such policies of insurance in such amounts and on such terms as provided for in the Prime Lease to be maintained by Sublessor. All insurance policies required to be obtained by Sublessee with respect to the Premises shall name the parties set forth in the Prime Lease and Sublease as well as Sublessor as additional insureds or as otherwise required by the Prime Lease and Sublease. Sublessee shall furnish to Sublessor a certificate or certificates of insurance or other reasonably satisfactory evidence confirming that such insurance is in effect at or before the earlier of (x) any access during the Sublessee’s Early Entry Period, or (b) the Sublease Commencement Date and, on request, at reasonable intervals thereafter.

Indemnification:

15.       Sublessee will indemnify and hold Prime Lessor and Sublessor harmless from and against any and all Losses arising from the use or occupancy by Sublessee of the Premises or the Building or of any business conducted therein by Sublessee, or from any work or thing done or any condition created by or any other act or omission of Sublessee or its employees, agents, contractors, visitors or licensees, in or about the Premises or any other part of the Building, or from a termination of the Prime Lease resulting from a default by Sublessee under this Sublease. This indemnity shall include all court costs, reasonable attorneys’ fees, expenses and liabilities incurred by the indemnified party against which the claim is made. If any action or proceeding is brought against Sublessor by reason of any such claim, Sublessee agrees to defend the action or proceeding, at its expense upon notice from Sublessor.

Consent of Prime

Lessor: 16. Sublessor and Sublessee each hereby acknowledge and agree that this Sublease is subject to and conditioned upon Sublessor obtaining the written consent (the “Consent”) of Prime Lessor. Promptly following the execution and delivery hereof, Sublessor shall submit this Sublease to Prime Lessee for the Consent. Sublessee hereby agrees that it shall cooperate in good faith with Sublessor and shall comply with any reasonable requests made of Sublessor, or Prime Lessee in procuring the Consent. In no event shall Sublessor be obligated to make any payment to Prime Lessee in order to obtain the Consent or the consent to any provision hereof, other than as expressly set forth in the Sublease or Prime Lease. In the event that the Consent shall not have been issued on or prior to the date which shall be sixty (60) days from the Effective Date hereof, either party shall have the right to terminate this Sublease by notice given to the other. Upon the giving of such a notice of termination, Sublessor will return the Security Deposit to Sublessee, this Sublease Term shall be terminated and of no further force or effect, and the parties shall have no further obligation or liability one to the other hereunder, except for matters expressly stated to survive the expiration or termination hereof. The Consent shall contain, amongst other provisions, the following: (a) a certification from Prime Lessor that there are no uncured defaults on the part of Sublessor existing under the Prime Lease, (b) Prime Lessor’s consent to Sublessee maintaining thirty-six (36) employees at the Premises, (c) a certification from Prime Lessor that neither Sublessor nor Sublessee shall be responsible for removing, repairing and/or restoring any portion of Sublessee’s Initial Work at the expiration or earlier termination of the Prime Lease, (d) a certification from Prime Lessor that Prime Lessor shall perform Sublessee’s Initial Work at Prime Lessor’s sole cost and expense, without contribution or reimbursement from Sublessor, and (e) a certification from Prime Lessor that Prime Lessor, at its cost and expense, shall repair and/or restore any damage to the Premises and/or FF&E (as hereinafter defined) that occurs during the performance and completion of Sublessee’s Initial Work.

Security: 17. Sublessor shall retain the sum of Twenty-Three Thousand Eight Hundred Sixty-Two and 17/100 ($23,862.17) Dollars (“Sublessee’s Security”) delivered by Sublessee as and for security for Sublessee’s faithful performance of its obligations under this Sublease. Sublessee’s Security shall be held by Sublessor pursuant to Article 33 of the Prime Lease. Sublessee’s Security shall be delivered concurrently with Sublessee’s execution and delivery of this Sublease. Moreover, Sublessor shall not be entitled to receive the security held by Prime Lessor pursuant to the terms of the Prime Lease unless and until it delivers the total amount of Sublessee’s Security due to Sublesse, which may be reduced as provided in the Prime Lease and this Sublease for Sublessee’s acts/incidents occurring during Sublessee’s Early Entry Period and/or after the Sublease Commencement Date.

Events of Default: 18. In the event of a default by Sublessee of any of the provisions hereof or the Prime Lease, Sublessor shall have the use of the default terms and remedies set forth in Articles 18 through 19 of the Prime Lease as though Sublessor were Prime Lessor.

Damage: 19. Notwithstanding any contrary provision of this Sublease or the provisions of the Prime Lease, Sublessee shall not have the right to terminate this Sublease as to all or any part of the Premises, or be entitled to an abatement of Rent or any other item of Rent, by reason of a casualty or condemnation affecting the Premises unless Sublessor is entitled to terminate the Sublease or is entitled to a corresponding abatement with respect to its corresponding obligation under the Prime Lease. If Sublessor is entitled to terminate the Sublease for all or any portion of the Premises or entitled to an abatement of Rent by reason of casualty or condemnation, Sublessee may terminate this Sublease as to any corresponding part of the Premises by written notice to Sublessor given at least five (5) business days prior to the date(s) Sublessor is required to give notice to Sublessor of such termination under the terms of the Sublease.

Limitation of Liability: 20. Notwithstanding anything to the contrary herein provided, each and every term, covenant, condition and provision of the Sublease is hereby made specifically subject to the provisions of this Paragraph. The term “Sublessor” as used in the Sublease means only the tenant for the time being of the Premises under the Prime Lease, so that in the event of any conveyance of such interest and the transfer to the transferee of any funds then being held under the Sublease by such tenant, Sublessor shall be, and hereby is, entirely freed and relieved of any and all obligations of Sublessor hereunder thereafter accruing, and it shall be deemed without further agreement between the parties and such grantee(s) that the grantee has assumed and agreed to observe and perform all obligations of Sublessor hereunder. The obligations of Sublessor hereunder do not constitute personal obligations of the individual partners, directors, officers, agents or shareholders of Sublessor. Sublessee will not seek recourse against any individual partner, director, officer, agent or shareholder of Sublessor or any of their personal assets for such satisfaction.

Default by

Landlord: 21. Subject to Paragraph 11 hereof, if Prime Lessor shall default or delay in the performance or observance of any of its agreements or obligations under the Prime Lease (including, but not limited to, any obligation for the payment of money or to perform or furnish any work, services or utilities at or to the Premises or the Building), Sublessor shall have no obligation, liability or responsibility therefor to Sublessee, and Sublessor shall be excused from the performance or observance of the corresponding obligation, if any, which may be owed by Sublessor to Sublessee under this Sublease. In such event, Sublessee shall have the same rights afforded to the Sublessor in the same situation pursuant to the Prime Lease.

Termination

Of Prime Lease:

22. Nothing contained in this Sublease shall be construed to create privity of estate between Sublessee and Prime Lessor under the Prime Lease. In the event of and upon the termination or cancellation of the Prime Lease pursuant to any of the provisions thereof, whether or not the Term shall have commenced, this Sublease shall automatically expire and terminate and shall be of no further force and effect, and Sublessee shall have no claim against Sublessor of any kind whatsoever (other than the return of the Security Deposit).

Furniture: 23. Other than the Removal Items, Sublessor shall leave all existing furniture, fixtures and equipment, inclusive of any kitchen appliances and kitchen furnishings currently located at the Premises and listed on Schedule I attached hereto and made a part hereof (collectively, the “FF&E”) for use by Sublessee, which FF&E Sublessee has agreed to accept in its “AS IS” state and-condition as of the Effective Date hereof and without any representation or warranty, express or implied, in fact or by law. Notwithstanding the foregoing, Sublessor hereby represents and warrants that it holds title to the FF&E free of any encumbrances, security interests and/or liens. On the Sublease Expiration Date, the Sublessee shall have the right to request that the Sublessor transfer title to the FF&E to Sublessee for $1.00 pursuant to a Bill of Sale by and between Sublessor and Sublessee.

Counterparts: 24. This Sublease may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed an original and all of which shall constitute one and the same instrument. Each party expressly agrees that if the signature of a party on this Sublease is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, fax, e-mail, PDF, Adobe image, JPEG, telegram, telex or telecopy), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on paper original wet signature penned manually by its signatory.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have executed this Sublease as of the day and year first above written.

SUBLESSOR:

SENTINEL BENEFITS GROUP, LLC

By:	/s/ Douglas K. Dustin, Jr.
Name:	Douglas K. Dustin, Jr.
Title:	CEO

SENTINEL BENEFITS GROUP, INC.

By:	/s/ Douglas K. Dustin, Jr.
Name:	Douglas K. Dustin, Jr.
Title:	CEO

SUBLESSEE:

DATA STORAGE CORPORATION

By:	/s/ Charles Piluso
Name:	Charles Piluso
Title:	CEO

EXHIBIT A
THE PREMISES